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                                                                     EXHIBIT 1.1




                               NORRELL CORPORATION






                                  COMMON STOCK

                                 (No Par Value)






                             UNDERWRITING AGREEMENT






July 22, 1997
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                             UNDERWRITING AGREEMENT

                                                                   JULY 22, 1997






Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York 10022

Donaldson, Lufkin & Jenrette
Securities Corporation
1201 West Peachtree Street, Suite 3650
Atlanta, Georgia 30309

The Robinson-Humphrey Company, Inc.
3333 Peachtree Road, N.E.
10th Floor, South Tower
Atlanta, Georgia 30326

 as Managing Underwriters

Dear Sirs:

         Norrell Corporation, a Georgia corporation (the "Company"), proposes to issue and sell and the persons named in Schedule B (the "Selling Shareholders") propose to sell to the underwriters named in Schedule A (the "Underwriters") an aggregate of 2,850,000 shares (the "Firm Shares") of Common Stock, no par value (the "Common Stock"), of the Company, of which 2,500,000 shares are to be issued and sold by the Company and an aggregate of 350,000 shares are to be sold by the Selling Shareholders in the respective amounts set forth opposite their names in Schedule B. In addition, solely for the purpose of covering overallotments, the Company proposes to issue and sell, at the Underwriters' option, up to 427,500 additional shares of the Common Stock (the "Additional Shares"). The Additional Shares and the Firm Shares are collectively referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to the Shares, which incorporates by reference
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documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and all documents incorporated by reference therein (each thereof, including the documents incorporated by reference, a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement as in effect at the time of execution of this Agreement or, if the registration statement is not yet effective, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any registration statement filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is herein called the "Registration Statement," and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if no such filing is required, in the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus."

         The Company, the Selling Shareholders and the Underwriters agree as follows:

         1. Sale and Purchase. On the basis of the representations and warranties and the other terms and conditions herein set forth, each of the Company and each of the Selling Shareholders, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by such Selling Shareholders, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm Shares to be sold by the Company and the Selling Shareholders, in each case at a purchase price of $30.64 per Share. You may release the Firm Shares for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  In addition, on the basis of the representations and warranties and the other terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase, and the Underwriters shall have the right to purchase, severally and not jointly, from the Company all or a portion of the Additional Shares as may be necessary to cover overallotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the several Underwriters to the Company for the Firm Shares. This option may be exercised in whole or in part from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Any such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time


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when the Additional Shares are to be delivered (any such date and time being herein referred to as an "additional time of purchase"); provided, however, that no additional time of purchase shall occur earlier than the time of purchase (as defined below) nor earlier than the second business day* after the date on which the option shall have been exercised nor later than the eighth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter at an additional time of purchase shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased at such additional time of purchase as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

         2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and to the Attorney-in-Fact referred to in Section 4(c) on behalf of the Selling Shareholders by wire transfer or certified or official bank checks, in immediately available funds, at the office of Dillon, Read & Co. Inc. in New York City, against delivery of the certificates for the Firm Shares to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 A.M., New York City time, on July 28, 1997 (unless another time shall be agreed to by you, the Company and the Selling Shareholders or unless postponed in accordance with the provisions of Section 9). The time at which such payment and delivery are actually made is called the "time of purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase.

                  Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the additional time of purchase.

         3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

                           (a) Each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; when the Registration Statement becomes or became effective and at all times subsequent thereto up to the time of purchase and the additional time of purchase, the Registration Statement and the Prospectus, and any supplements or amendments thereto, complied and will comply in all material respects with the provisions of the Act; and the Registration Statement at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the


------------------------------
* As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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         statements therein not misleading, and the Prospectus at all such times did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning (i) the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus and set forth in the section of the Registration Statement and the Prospectus entitled
         "Underwriting" or (ii) the Selling Shareholders and furnished in writing by or on behalf of any Selling Shareholder to the Company expressly for use in the Registration Statement or the Prospectus and set forth in the section of the Registration Statement and the Prospectus entitled "Principal and Selling Shareholders;" the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceeding for that purpose has been instituted or threatened in writing, by the Commission or by the state securities or blue sky authority of any jurisdiction.

                           (b) As of the date of this Agreement, the Company has an authorized capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization;" all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and there are no statutory preemptive rights or contractual preemptive rights as a result of any contract to which the Company is a party.

                           (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Georgia with full power and authority to (i) own its properties and conduct its business as described in the Registration Statement and the Prospectus and (ii) execute and deliver this Agreement and to issue, sell and deliver the Shares to be sold by it as herein contemplated.

                           (d) Except as shown on Schedule C or described in the Prospectus, all of the shares of capital stock of the subsidiaries listed on Schedule C (collectively, the "Subsidiaries") are owned directly or indirectly by the Company.

                           (e) Each of the corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, each with full corporate or partnership power and authority to own its properties and to conduct its businesses.


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                           (f)      Each of the Company and the Subsidiaries is
         duly qualified and is in good standing in each jurisdiction where the nature of its business or the character of its properties make such qualification necessary, except jurisdictions in which the failure, individually or in the aggregate, to be so qualified would not be likely to have a material adverse effect on the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"); each of the Company and the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by each such jurisdiction.

                           (g)      Neither the Company nor any of the
         Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), its charter or bylaws or limited partnership agreement, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement, material supply agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, which breach or default would be likely to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance of the Shares to be sold by the Company hereunder and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), the charter or bylaws or limited partnership agreement of the Company or any of the Subsidiaries or under any provision of any license, indenture, lease, mortgage, deed of trust, bank loan or credit agreement, material supply agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, which breach or default would be likely to have a Material Adverse Effect.

                           (h) The Firm Shares to be sold by the Company hereunder and the Additional Shares, when issued and delivered to and paid for by the Underwriters as contemplated hereby, will be duly authorized and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim.

                           (i) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities or blue sky laws and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or general principles of equity.


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                           (j)      The capital stock of the Company, including
         the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the shares of Common Stock are in due and proper form under the rules and regulations of the New York Stock Exchange (the "NYSE") and the laws of the State of Georgia; all offers and sales by the Company of its capital stock since August 2, 1994 were at all relevant times registered under the Act or exempt from the registration requirements of the Act, and were registered under the applicable state securities or blue sky laws or exempt from the registration requirements of such laws.

                           (k) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Company in connection with the issuance and sale of the Shares as contemplated hereby, other than registration of the Shares under the Act, clearance of the offering of the Shares with the National Association of Securities Dealers, Inc. (the "NASD") and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

                           (l) No person has the right, contractual or otherwise, to cause the Company to issue to it, or, except as disclosed in the Registration Statement and the Prospectus, to register pursuant to the Act, any securities of the Company in consequence of the issue and sale of the Shares to the Underwriters hereunder nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares. Each person who has the right, contractual or otherwise, to cause the Company to register pursuant to the Act any securities of the Company in consequence of the issue and sale of the Shares to the Underwriters hereunder either included such securities in the Registration Statement or duly waived such right.

                           (m) Arthur Andersen LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Registration Statement and the Prospectus, has been retained by the Company and has represented to the Company that they are independent public accountants with respect to the Company as required by the Act and the applicable published rules and regulations thereunder.

                           (n) All legal or governmental proceedings, contracts, documents or understandings of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

                           (o) There is no action, suit or proceeding pending or threatened in writing against the Company or any of the Subsidiaries or any of their properties, at law or in equity, or before or by any federal, state, local or foreign


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         governmental or regulatory commission, board, body, authority or agency that would be reasonably likely to result in a judgment, decree or order having a Material Adverse Effect.

                           (p)      The audited and unaudited financial
         statements (including the related notes) included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial condition of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

                           (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or the Prospectus, there has not been: (i) any material adverse change in the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole; (ii) any transaction, that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries; or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole.

                           (r) The Company has obtained the agreement of the directors, executive officers and shareholders listed on Schedule D not to offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of Dillon, Read & Co. Inc., except for (i) sales of any Shares to the Underwriters pursuant to this Agreement, (ii) a gift or gifts, provided the donees thereof agree in writing as a condition precedent to such gift or gifts to be bound by the foregoing restrictions or (iii) a transfer or transfers to their affiliates, as such term is defined in Rule 405 promulgated under the Act, provided that each transferee agrees in writing as a condition precedent to such transfer or transfers to be bound by the foregoing restrictions.

                           (s)      Neither the Company nor any of the
         Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and


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         regulations promulgated thereunder, which in each case would be reasonably likely to result in a Material Adverse Effect.

                           (t) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit.

                           (u) To the knowledge of the Company, the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, and associated costs and liabilities (including without limitation any capital or operating expenditure required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), singly or in the aggregate, do not and would not have a Material Adverse Effect.

                           (v) To the knowledge of the Company, neither the Company nor any of the Subsidiaries, nor any employee of the Company or any of the Subsidiaries, has made any payment of funds of the Company or any of the Subsidiaries prohibited by law, and no funds of the Company or any of the Subsidiaries have been set aside to be used for any payment prohibited by law.

                           (w) The Company and the Subsidiaries have filed all federal or state income or franchise tax returns required to be filed and have paid all taxes shown thereon as due, except for such failures as would not be likely to result in a Material Adverse Effect, and there is no tax deficiency which has been or might reasonably be expected to be asserted against the Company which would be likely to result in a Material Adverse Effect.

                           (x) Except as disclosed in the Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                           (y) The property held under lease by the Company or any of the Subsidiaries is held under valid and subsisting leases enforceable against the Company or any of the Subsidiaries with such exceptions that would not have a Material Adverse Effect.

                           (z)      Neither the Company nor any of the
         Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation under such Act.


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                           (aa)     The Company is not aware of any existing or
         imminent labor dispute with employees of the Company or any of the Subsidiaries which might be expected to have a Material Adverse Effect.

                           (bb) The Company or one of the Subsidiaries owns or possesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks and trade names presently employed by the Company or any of the Subsidiaries in connection with the business now operated by it, and neither the Company nor any of the Subsidiaries has received any notice of continuing infringement of or continuing conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter that:

                           (a) Such Selling Shareholder is and at the time of delivery of the Shares will be the owner of the number of Shares or securities convertible into or options exercisable for the number of Shares to be sold by such Selling Shareholder pursuant to this Agreement and, at the time of delivery thereof, will have valid title to such Shares, and upon delivery of and payment for such Shares the Underwriters will acquire valid title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title, assuming each of the Underwriters has purchased the Shares purchased by it in good faith and without notice of any adverse claim.

                           (b) Such Selling Shareholder has and at the time of delivery of such Shares will have full legal right, power and capacity, and any approval required by law to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement.

                           (c) This Agreement has been duly executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state blue sky laws and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and general principles of equity. The Custody Agreement and Power of Attorney (the "Custody Agreement and Power of Attorney") by and among the Selling Shareholders, Mark H. Hain, Esq., as Attorney-in-Fact for and on behalf of the Selling Shareholders (the "Attorney-in-Fact") and Troutman Sanders LLP,


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         as Custodian, has been duly executed and delivered by such Selling
         Shareholders and is a valid and binding agreement of such Selling Shareholders, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                           (d) Such Selling Shareholder has duly and irrevocably authorized the Attorney-in-Fact, on behalf of such Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Shareholder and receive payment therefor pursuant hereto.

                           (e) All information furnished in writing by or on behalf of such Selling Shareholder to the Company specifically for use in the Registration Statement and the Prospectus, and any supplement or amendment thereto, is and will be when the Registration Statement became effective and at all times subsequent thereto up to the time of purchase, did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (f) The consummation of the transactions contemplated hereby and by the Custody Agreement and Power of Attorney and the fulfillment of the terms hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument known to such Selling Shareholder to which any of the property of such Selling Shareholder is subject, or any order, rule or regulation known to such Selling Shareholder of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of such Selling Shareholder's property.

         5.       Certain Covenants of the Company. The Company hereby agrees:

                           (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares) or to subject itself to taxation in any new jurisdiction; promptly to advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; and to use its reasonable best efforts to obtain the withdrawal of any order of suspension at the earliest practicable moment;


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
                           (b) to make available to you in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendment or supplement thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act;

                           (c) to advise you promptly and if requested by you to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, if required under the Act (which the Company agrees to file in a timely manner under such Rule);

                           (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any document that would be incorporated therein by reference, and to file no such amendment or supplement to which you shall reasonably object in writing;

                           (e) to furnish to you and, upon request to each of the other Underwriters, for a period of five years from the date of this Agreement (i) copies of all reports or other communications that the Company shall send to its shareholders or from time to time shall publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission;

                           (f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act that, in the reasonable judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus, as then supplemented, would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, promptly to prepare and furnish, at the Company's expense, to the Underwriters such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as requested by the Underwriters, and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                           (g) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which need not be audited and which will satisfy the provisions of Section 11(a) of the Act including, at the option of the Company, Rule
         158) covering a period of 12 months beginning after the effective date of the Registration Statement but ending not later than 15 months after the date of the Registration Statement, as soon as is reasonably practicable after the termination of such 12-month period;

                           (h) to furnish to you four signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                           (i) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries that have been read by the Company's independent certified public accountants as stated in their letter to be furnished pursuant to Section 8(b);

                           (j) to apply the net proceeds from the sale of the Shares sold by the Company in the manner set forth under the caption "Use of Proceeds" in the Registration Statement and the Prospectus;

                           (k) to use its best efforts to cause the Shares to be sold by the Company hereunder to be listed for trading on the NYSE upon official notice of issuance;

                           (l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement otherwise becomes effective or is terminated, to pay all expenses, fees and taxes (other than (x) any transfer taxes and (y) fees and disbursements of your counsel except as set forth under Section 5 and clauses (iii) and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and the printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares, (iii) the word processing or printing of this Agreement and any dealer agreements, and the reproduction or printing and furnishing of copies of each thereof to you and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws as aforesaid (including legal fees and filing fees and other disbursements of your counsel) and the printing and furnishing of copies of any blue sky surveys to you and to dealers, (v) any listing of the Shares on the NYSE, (vi) the filing fee for review of the public offering of the Shares by the NASD and (viii) the performance of the Company's and the Selling Shareholders' other obligations hereunder;

                           (m) not to sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or permit the registration under the Act of any shares of Common Stock, except for (i) the registration of the Shares and the sales to you pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon the exercise of stock options outstanding on the date hereof, (iii) options granted to its directors, officers and employees under existing stock option plans, (iv) the issuance of shares of Common Stock under existing employee benefit plans registered pursuant to a registration statement on Form S-8, and (v) the issuance of shares of Common Stock as consideration for future acquisitions, provided that each recipient of such shares agrees to be subject to the transfer restrictions imposed by this section for a period commencing on the date hereof and continuing for 90 days after the date of the Prospectus, without the prior written consent of Dillon, Read & Co. Inc.; and

                           (n) to refrain from investing the proceeds from the sale of the Shares in a manner to cause the Company or any of the Subsidiaries to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6. Certain Covenants of the Selling Shareholders. Each Selling Shareholder agrees with each Underwriter that:

                           (a) such Selling Shareholder will not offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock for a period commencing on the date hereof and continuing for 90 days after the date of the Prospectus, without the prior written consent of Dillon, Read & Co. Inc., except for (i) sales of any Shares to the Underwriters pursuant to this Agreement, (ii) a gift or gifts, provided the donee or donees thereof agree in writing as a condition precedent to such gift or gifts to be bound by the foregoing restrictions or (iii) a transfer or transfers to their affiliates, as such term is defined in Rule 405 promulgated under the Act, provided that each transferee agrees in writing as a condition precedent to such transfer or transfers to be bound by the foregoing restrictions; and

                           (b) the Shares represented by the certificates held in custody pursuant to the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interests of the Underwriters and the Selling Shareholders hereunder, and the arrangement for such custody and the appointment of the Attorney-in-Fact pursuant to the Custody Agreement and Power of Attorney is irrevocable; the obligations of the Selling Shareholders shall not be terminated by operation of law, whether by the death or incapacity of such Selling Shareholder, or any other event; if such Selling Shareholder should die or become incapacitated or any other event occur before the delivery of the Shares hereunder, certificates for the Shares to be sold by such Selling Shareholder shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement and Power of Attorney, and action taken by the Attorney-in-Fact under the Custody Agreement and Power of Attorney shall be as valid as if such death, incapacity or other event had not occurred, whether or not the Custodian or the Attorney-in-Fact shall have notice of such death, incapacity or other event.

         7. Reimbursement of Underwriters' Expenses. If the Firm Shares or the Additional Shares are not delivered for any reason, other than the failure of the Underwriters to purchase the Firm Shares or the Additional Shares as provided herein (unless such failure is permitted under the provisions of Section 8 of this Agreement), the Company will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at any additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase and at such additional time of purchase, as the case may be), the performance by each of the Company and the Selling Shareholders of its and their obligations hereunder and to the following conditions:

                           (a) The Company shall furnish to you at the time of purchase and at such additional time of purchase, as the case may be, an opinion of Troutman Sanders LLP, counsel for the Company and the Selling Shareholders, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Powell, Goldstein, Frazer & Murphy LLP, counsel for the Underwriters, stating that:

                                    (i)      The Company and each of its
         material corporate Subsidiaries listed on Schedule E has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, and the limited partnership Subsidiary listed on Schedule E (collectively with the material corporate Subsidiaries, the "Material Subsidiaries") has been duly formed and is existing and in good standing as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware, each with full corporate or partnership power and authority to conduct its business as described in the Registration Statement and Prospectus. The Company, each of the Material Subsidiaries and each of American Technical Resources, Inc., HCA-Home Care Services, Inc. and Norrell Health Care of New York, Inc. is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and the Material Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each of the corporate Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable. All of outstanding shares of capital stock of each of the corporate Material Subsidiaries and each of American Technical Resources, Inc., HCA-Home Care Services, Inc. and Norrell Health Care of New York, Inc. (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no perfected security interest and, to the knowledge of such counsel, no security interest, other encumbrance or adverse claim except that all of the outstanding shares of capital stock of the corporate Material Subsidiaries, American Technical Resources, Inc., HCA-Home Care Services, Inc. and Norrell Health Care of New York, Inc. are pledged to secure the Company's obligations under its bank credit agreement; and the Partnership Agreement of HealthTask, L.P. is a valid and binding obligation of the Company.

                                    (ii)     The Company has the authorized
         capitalization as set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company issued subsequent to the Company's initial public offering (including the Shares if issued subsequent to such initial public offering) have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof in the Prospectus; and the shareholders of the Company have no statutory preemptive rights or contractual preemptive rights (as a result of any contract to which the Company is a party) with respect to the Shares to be sold by the Company under the Company's articles of incorporation or by-laws or, to the knowledge of such counsel, under any agreement, license, indenture, lease, mortgage, deed of trust, or other instrument filed by the Company as an exhibit to any registration statement or report filed with the Commission pursuant to the Act or the Exchange Act (collectively, "material agreements"). To such counsel's knowledge, except as set forth in the Registration Statement, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to cause the Company to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interest in the Company are outstanding. To such counsel's knowledge, neither the filing of the Registration Statement or any amendment thereto nor the offer and sale of the Shares to the Underwriters as contemplated by this Agreement gives rise to any rights, other than those which have been satisfied or duly and validly waived, for or relating to the registration under the Act of any shares of capital stock of the Company (including shares issuable upon the exercise of outstanding options, warrants or other rights to purchase or other obligations or securities convertible into or exchangeable for, shares of such capital stock), or any other securities of the Company or any securities of any affiliate of the Company or any of its controlling shareholders.

                                    (iii)    The Registration Statement has
         become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                                    (iv)     Each part of the Registration
         Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Act.

                                    (v)      The descriptions in the
         Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents fairly present in all material respects the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                                    (vi)     This Agreement has been duly
         authorized, executed and delivered by the Company; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of any statute or any material agreement, the articles of incorporation or by-laws of the Company and the corporate Material Subsidiaries or the agreement and the certificate of limited partnership of the Material Subsidiary which is a partnership, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the Material Subsidiaries or any of their properties (except that such opinion shall not constitute an opinion as to compliance with the anti-fraud provisions of federal or state securities laws); and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares to be sold by the Company, except such as have been obtained under the Act and such as may be required by the NASD and under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                                     (vii)  To the knowledge of such counsel,
         there is not pending or threatened in writing any action, suit or proceeding with respect thereto to which the Company or the Material Subsidiaries is a party, before or by any court or governmental or arbitrational official, agency or body that would be reasonably likely to have a Material Adverse Effect, or that might affect the issuance or validity of the Shares to be sold by the Company, or that is required to be disclosed in the Prospectus which is not disclosed as required.

                                    (viii)  This Agreement has been duly
         executed and delivered by the Attorney-in-Fact on behalf of each Selling Shareholder, such Attorney-in-Fact has been duly and validly authorized to carry out all transactions contemplated herein on behalf of each Selling Shareholder; and the performance of this Agreement by the Selling Shareholders and the consummation by the Selling Shareholders of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which any of the Shares of any of the Selling Shareholders is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any of the Selling Shareholders or any of their property; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or bodies is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of Shares to be sold by the Selling Shareholders hereunder, except such as have been obtained under the Act or from the NASD and such as may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters.

                                    (ix)    The Underwriters will, assuming the
         Underwriters have purchased such Shares from the Selling Shareholders in good faith and without notice of any adverse claim, acquire valid title to such Shares, free of any adverse claim (including any claim arising under any voting trust arrangement, lien or security interest) and any restriction on transfer imposed by the Company or, to our knowledge, any other person.


         In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, certain of the Selling Shareholders and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel has not undertaken to verify the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except for the statements in the Registration Statement or the Prospectus relating to the description of the capital stock of the

Company to the extent addressed in paragraph 2 above, and the Shares insofar as such statements concern legal matters), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as it may be supplemented, at the date of such Prospectus or such supplement, and at all times up to and including the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood in each case that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

                           (b) The Company shall furnish to you at the time of purchase and at such additional time of purchase, as the case may be, an opinion of Dewey Ballantine, New York counsel for the Company, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Powell, Goldstein, Frazer & Murphy LLP, counsel for the Underwriters, stating that:

                                    (i)      Each of the material corporate
         subsidiaries listed on Schedule F (the "New York Subsidiaries") has been duly incorporated and is an existing corporation in good standing under the laws of New York, each with full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus; and all of the outstanding shares of capital stock of each of the New York Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable.

                                    (ii)     The performance of this Agreement
         and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of any New York statute, the articles of incorporation or by-laws of the New York Subsidiaries, or any New York rule or regulation known to such counsel of any governmental agency or body having jurisdiction over the New York Subsidiaries (except that such opinion shall not constitute an opinion as to compliance with the anti-fraud provisions of federal or state securities laws).

                           (c) The Company shall furnish to you at the time of purchase and at such additional time of purchase, as the case may be, an opinion of Williams, Mullen, Christian & Dobbins, Virginia counsel for the Company addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other

         Underwriters and in form reasonably satisfactory to Powell, Goldstein, Frazer & Murphy LLP, counsel for the Underwriters, stating that:

                                    (i)      American Technical Resources, Inc.
         ("ATRI") has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus; and all of the outstanding shares of capital stock of ATRI have been duly authorized and validly issued, are fully paid and non-assessable.

                                    (ii)     The performance of this Agreement
         and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of any Virginia statute, the articles of incorporation or by-laws of ATRI, or any Virginia rule or regulation known to such counsel of any governmental agency or body having jurisdiction over ATRI (except that such opinion shall not constitute an opinion as to compliance with the anti-fraud provisions of federal or state securities laws).


                           (d) The Company shall furnish to you at the time of purchase and or such additional time of purchase, as the case may be, an opinion of Smith, Gambrell and Russell, LLP, special counsel for the Company, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters in form reasonably satisfactory to Powell, Goldstein, Frazer & Murphy LLP, counsel for the Underwriters, stating that the Company and Material Subsidiaries have the adequate right to use the material trademarks, trade names, service marks, service names and copyrights used by them, and, to such counsel's knowledge, have not received any notice in conflict with the asserted rights of others in respect thereof where the lack of such right might reasonably be expected to have a Material Adverse Effect.

                           (e) You shall have received from Arthur Anderson LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in form and substance reasonably satisfactory to the Managing Underwriters.

                           (f) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, opinions from Powell, Goldstein, Frazer & Murphy LLP in form and substance reasonably satisfactory to you.

                           (g)      No amendment or supplement to the
         Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall be filed prior to the time the Registration Statement becomes effective to which you shall have reasonably objected in writing.

                           (h) The Registration Statement shall become effective at or before 5:00 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:00 P.M., New York City time, on the second full business day after the date of this Agreement; provided, however, that the Company, the Selling Shareholders and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares from time to time may agree in writing or by telephone, confirmed in writing, on a later date.

                           (i) Prior to the time of purchase or the additional time of purchase, as the case may be: (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there has not been: (i) any material and adverse change in the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole; (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole contemplated or entered into by the Company or any of the Subsidiaries; or (iii) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole.

                           (k) The Company, at the time of purchase or additional time of purchase, as the case may be, shall have delivered to you a certificate of two of the executive officers of the Company to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date and the conditions set forth in Section 8(i) and Section 8(j) have been met.

                           (l) You shall have received a signed letter, dated the date of this Agreement, from each of the directors, executive officers and shareholders listed in Schedule D to the effect that such persons shall not offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of Dillon, Read & Co. Inc., except for (i) sales of any Shares to the Underwriters pursuant to this Agreement, (ii) a gift or gifts, provided the donee or donees thereof agree in writing as a condition precedent to such gift or gifts to be bound by the foregoing restrictions or
         (iii) a transfer or transfers to their affiliates, as such term is defined in Rule 405 promulgated under the Act, provided that each transferee agrees in writing as a condition precedent to such transfer or transfers to be bound by the foregoing restrictions.

                           (m) The Company and the Selling Shareholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement or the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you reasonably may request.

                           (n) The Company and the Selling Shareholders shall have performed such of their respective obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase and at or before the additional time of purchase, as the case may be.

                           (o) The Shares shall have been listed for trading on the NYSE upon official notice of issuance.

                           (p) At the time of purchase, you shall have received from each Selling Shareholder a certificate (which may be signed by the Attorney-in-Fact), to the effect that the representations and warranties of such Selling Shareholder as set forth in this Agreement are true and correct as of such date.

                           (q) On or prior to the date hereof, the NYSE shall have approved the Underwriters' participation in the distribution of the Shares to be sold by the Selling Shareholders.

         9.       Effective Date of Agreement; Termination.

                           (a) This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
         (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                           (b) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the NYSE shall have been suspended or minimum prices shall have been established on the NYSE or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in your judgment or in the judgment of such group of Underwriters, makes it impracticable to market the Shares. If you or any group of Underwriters elect to terminate this Agreement as provided in this Section 9(b), the Company, the Selling Shareholders and each other Underwriter shall be notified promptly by letter or telegram.

                           (c) If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                           (d) If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for exceeds 10% of the total number of Firm Shares, and arrangements satisfactory to you and the Company are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter.

                           (e) Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval pursuant to Section 9(d)). If a new Underwriter or Underwriters are substituted for a defaulting Underwriter or Underwriters in accordance with Section 9(d), the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary change in the

         Registration Statement and the Prospectus and other documents may be effected. The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                           (f) If the purchase of the Shares by the Underwriters, as contemplated by this Agreement, is not consummated for any reason permitted under this Agreement or if such purchase is not consummated because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(l), 7 and 10), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10).

         10. Indemnity by the Company, the Selling Shareholders and the Underwriters.

                           (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, each person that controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Underwriter's agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person (collectively, the "Underwriter indemnified parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) which, jointly or severally, any Underwriter indemnified party may incur as they are incurred (and regardless of whether such Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information with respect to any Underwriter furnished in writing by any Underwriter through you to the Company expressly for use therein with reference to such Underwriter; provided, however, that the indemnity agreement contained in this
         Section 10(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter indemnified party to the extent that any such loss, claim, damage, judgment, liability or expense results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage, judgment, liability or expense of such Underwriter results from an untrue statement or omission of a material fact contained therein, or omitted from, the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference). This indemnity agreement will be in addition to any liability the Company or the Selling Shareholders otherwise may have.

                           (b) Each of the Selling Shareholders, severally and not jointly, agrees to indemnify, defend and hold harmless each of the Underwriter indemnified parties from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) which, jointly or severally, any Underwriter indemnified party may incur as they are incurred (and regardless of whether such Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the Registration Statement or the Prospectus or the Preliminary Prospectus; provided, however, that the indemnity agreement contained in this Section 10(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter indemnified party to the extent that any such loss, claim, damage, judgment, liability or expense results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter and the loss, claim, damage, judgment, liability or expense of such Underwriter results from any untrue statement or omission of a material fact contained therein, or omitted from, the Preliminary Prospectus which was corrected in the Prospectus (excluding documents incorporated by reference); and, provided further that no Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement by the Company, for losses, expenses, liabilities or claims for an amount in excess of the proceeds to be received by such Selling Shareholder from the sale of the Shares hereunder. The Underwriters and the Company acknowledge that the statements specifically relating to each Selling Shareholder under the caption "Principal and Selling Shareholders" in the Prospectus constitute the only information furnished in writing by or on behalf of such Selling Shareholder for use in the Registration Statement, the Prospectus or the Preliminary Prospectus. This indemnity agreement will be in addition to any liability the Company or the Selling Shareholders otherwise may have.

                           (c) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party, with respect to which indemnity may be sought against the Company or the Selling Shareholders pursuant to this Section 10, such Underwriter indemnified party shall promptly notify the Company and each Selling Shareholder in writing, and the Company and the Selling Shareholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriter indemnified party and payment of all fees and expenses; provided that the omission so to notify the Company and the Selling Shareholders shall not relieve them from any liability that they may have to any Underwriter indemnified party except to the extent that failure to give timely notice shall impair the defense of such action or proceeding. An Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been authorized in writing by the Company or the Selling Shareholders, (ii) the Company and the Selling Shareholders have failed promptly to assume the defense and employ counsel satisfactory to the Underwriter indemnified party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Underwriter indemnified party and the Company or the Selling Shareholders and such Underwriter indemnified party shall have been advised by counsel and shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and the Selling Shareholders (in which case the Company and the Selling Shareholders shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified party), in any of which events such fees and expenses shall be borne by the Company and the Selling Shareholders and reimbursed as they are incurred. It is understood, however, that the Company and the Selling Shareholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter indemnified parties, which firm shall be designated in writing by Dillon, Read & Co. Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Selling Shareholders shall not be liable for any settlement of any such action effected without the written consent of the Company or the Selling Shareholders (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company or the Selling Shareholders, or if there is a final judgment with respect thereto, the Company and the Selling Shareholders agree to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           (d) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person that controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Company indemnified parties") and each Selling Shareholder to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to the Underwriter indemnified parties, but only with respect to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in the Registration Statement, any Preliminary Prospectus or the Prospectus. In case any action shall be brought against any Company indemnified party or any Selling Shareholder based on the Registration Statement, any Preliminary Prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 10(d), such Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by Section 10(c) (except that if the Company and the Selling Shareholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, provided that the fees and expenses of such separate counsel shall be at the expense of such Underwriter), and the Company indemnified parties and the Selling Shareholders shall have the rights and duties given to the Underwriter indemnified parties by Section 10(c).

                           (e)      If the indemnification provided for in this
         Section 10 is unavailable to or insufficient to hold harmless any Underwriter indemnified party or any Company indemnified party or any Selling Shareholder, then the party required to indemnify such indemnified party under this Section 10, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                           The Company, the Selling Shareholders and the
Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(e) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in this Section 10(e). Notwithstanding the provisions of this
Section 10(e), no Underwriter indemnified party shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter indemnified party and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter indemnified party otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and are not joint.

                           The statements under the caption "Underwriting" in
the Prospectus (to the extent such statements relate to an Underwriter) constitute the only information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

                           (f) The indemnity and contribution agreements contained in covenants of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of any Company indemnified party or any Selling Shareholder, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Subject to the provisions of Section 10(c) and Section 10(d), the Company, each Selling Shareholder and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

         11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3535 Piedmont Road, N.E., Atlanta, Georgia 30305, Attention: Mark H. Hain, Esq., Vice President and General Counsel; and if to the Selling Shareholders, shall be sufficient in all respects, if delivered or sent to Mark H. Hain, Esq., as Attorney-in-Fact to the Selling Shareholders.

         12. Construction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

         13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders, the Underwriter indemnified parties and the Company indemnified parties, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         14. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.


                  [Remainder of page intentionally left blank]

         If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters, severally.

                                    Very truly yours,

                                    NORRELL CORPORATION

                                    By:    /s/ Mark H. Hain
                                       -----------------------------------------
                                    Name:  Mark H. Hain
                                    Title: Vice President and General Counsel

                                    THE SELLING SHAREHOLDERS NAMED
                                    IN SCHEDULE B ATTACHED HERETO



                                    By: /s/ Mark H. Hain
                                       -----------------------------------------
                                        Mark H. Hain, Esq., as Attorney-in-Fact
                                        acting on behalf of each Selling
                                        Shareholder named in Schedule B attached
                                        hereto

Accepted and agreed to as of
         the date first above written,
         on behalf of themselves,
         Donaldson, Lufkin & Jenrette
         Securities Corporation, The
         Robinson-Humphrey Company, Inc.
         and the other several
         Underwriters named in
         Schedule A


DILLON, READ & CO. INC., as
Managing Underwriter


By:    /s/ Aaron C. Hill
   ---------------------------------
Name:  Aaron C. Hill
Title: Senior Vice President

                                   SCHEDULE A

Number of
Underwriter                                                           Firm Shares
-----------                                                           -----------
DILLON, READ & CO., INC........................................          554,000
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION............          553,000
THE ROBINSON-HUMPHREY COMPANY, INC.............................          553,000
ROBERT W. BAIRD & CO. INCORPORATED.............................           30,000
GEORGE K. BAUM & COMPANY.......................................           20,000
BEAR, STEARNS & CO. INC........................................           50,000
WILLIAM BLAIR & COMPANY, L.L.C.................................           30,000
J.C. BRADFORD & CO.............................................           30,000
ALEX. BROWN & SONS INCORPORATED................................           50,000
J.W. CHARLES SECURITIES, INC...................................           30,000
CLEARY GULL REILAND & MCDEVITT INC.............................           30,000
CREDIT SUISSE FIRST BOSTON CORPORATION.........................           50,000
CROWELL, WEEDON & CO...........................................           30,000
FIRST OF MICHIGAN CORPORATION..................................           30,000
GERARD KLAUER MATTISON & CO., INC..............................           30,000
GOLDMAN, SACHS & CO............................................           50,000
INTERSTATE/JOHNSON LANE CORPORATION............................           30,000
JANNEY MONTGOMERY SCOTT INC....................................           30,000
C.L. KING & ASSOCIATES, INC....................................           20,000
LAZARD FRERES & CO. LLC........................................           50,000
LEGG MASON WOOD WALKER, INCORPORATED...........................           30,000
LEHMAN BROTHERS INC............................................           50,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED.............           50,000
MONTGOMERY SECURITIES..........................................           50,000
MORGAN STANLEY & CO. INCORPORATED..............................           50,000
DAVID A. NOYES & COMPANY.......................................           20,000
OPPENHEIMER & CO., INC.........................................           50,000
PENNSYLVANIA MERCHANT GROUP LTD................................           20,000
PRUDENTIAL SECURITIES INCORPORATED.............................           50,000
RAUSCHER PIERCE REFSNES, INC...................................           30,000
SALOMON BROTHERS INC...........................................           50,000
SMITH BARNEY INC...............................................           50,000
STEPHENS INC...................................................           30,000
STERNE, AGEE & LEACH, INC......................................           20,000
UNTERBERG HARRIS...............................................           30,000
H.G. WELLINGTON & CO. INC......................................           20,000


Total..........................................................        2,850,000
                                                                       =========

                                   SCHEDULE B

                                                               Number of Firm
Name                                                         Shares to be Sold
----                                                         -----------------
Michael C.Mullins..........................................         80,000
C. Douglas Miller..........................................        150,000
Larry J. Bryan.............................................        100,000
Charles F. Phillips........................................         20,000
                                                                   -------

Total......................................................        350,000
                                                                   =======

                                   SCHEDULE C



                                  SUBSIDIARIES


                             Norrell Services, Inc.
                            Norrell Health Care, Inc.
                               Tascor Incorporated
                          HCA-Home Care Services, Inc.
                      Norrell Health Care of New York, Inc.
                        Norrell Technical Services, Inc.
                       American Technical Resources, Inc.
                        Comtex Information Systems, Inc.
                        Norrell Temporary Services, Inc.
                         Norrell Enterprises Corporation

                                   SCHEDULE D



                 DIRECTORS, EXECUTIVE OFFICERS AND SHAREHOLDERS
                      WHO HAVE EXECUTED LOCK-UP AGREEMENTS


                                 Guy W. Millner
                                C. Douglas Miller
                                 Larry J. Bryan
                                Thomas A. Vadnais
                               Stanley E. Anderson
                                James L. Donahue
                                Caress C. Kennedy
                                 Ronald T. Self
                               Eugene F. Obermeyer
                                  Mark H. Hain
                                 Peter F. Rosen
                                 C. Kent Garner
                                  T. Kent Smith
                                  Stanley Smith
                               Teresa G. Williams
                             Robert W. Grissom, Jr.
                                Timothy E. Tindle
                               Charles F. Phillips
                                 Carl E. Sanders
                              Lucius E. Burch, III
                                Donald A. McMahon
                              Nancy Clark Reynolds
                               Frank A. Metz, Jr.
                              Kaaren Johnson-Street
                                MI Holdings, Inc.

                                   SCHEDULE E


                              MATERIAL SUBSIDIARIES


                             Norrell Services, Inc.
                            Norrell Health Care, Inc.
                               Tascor Incorporated
                        Norrell Technical Services, Inc.
                        Comtex Information Systems, Inc.
                              CallTask Incorporated
                           NorCross Teleservices Inc.
                                 HealthTask L.P.

                                   SCHEDULE F


                         HCA - Home Care Services, Inc.
                      Norrell Health Care of New York, Inc.